UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
April 9, 2020
Date of Report (Date of earliest event reported)
 Planet Fitness, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37534	38-3942097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4 Liberty Lane West
Hampton, NH 03842
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (603) 750-0001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 Par Value	PLNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on March 18 and March 30, 2020, Planet Fitness, Inc. (the "Company"), in response to the coronavirus outbreak, proactively closed all of its locations in order to promote the health and safety of its members and their communities. In order to mitigate the resulting impact to its business, the Company also took actions, including accessing its variable funding note and suspending its share repurchase program, to strengthen its financial liquidity and flexibility. In support of these actions, Christopher Rondeau, Chief Executive Officer, has voluntarily elected to forgo 100% of his base salary. Dorvin Lively, President, has voluntarily elected to take a 30% reduction in his base salary. Thomas Fitzgerald, Chief Financial Officer, and Craig Miller, Chief Digital & Information Officer, have voluntarily elected to take a 25% reduction in their base salaries. In addition, the base salaries of other members of senior management were reduced in graduated amounts. These reductions in base salaries are expected to take effect beginning with the Company's next pay period. The Board of Directors of the Company has also voluntarily elected to waive all of the directors’ annual cash retainer fees, beginning with the next quarterly fee payment. The base salary and annual cash retainer reductions are expected to be temporary until the Company resumes normal operations.

Item 8.01	Other Matters

On April 9, 2020, in an ongoing effort to mitigate the coronavirus outbreak's negative impacts on the Company's business, the Company determined it would implement a temporary furlough of all of its in-store staff at each of its corporate store locations.  The temporary furlough will not impact the Company's corporate store managers. For each furloughed employee who had previously elected to receive Company-sponsored benefits, the Company will continue to pay its portion of the benefits cost, and the employee portion of the benefits cost, as long as permitted by the Company's sponsored plans.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET FITNESS, INC.

By:	/s/ Thomas Fitzgerald
Name: Title:	Thomas Fitzgerald Chief Financial Officer
Dated: April 9, 2020